UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2025

Windtree Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39290	94-3171943
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2600 Kelly Road, Suite 100, Warrington, Pennsylvania	18976
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 488-9300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	WINT	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01         Entry into a Material Definitive Agreement.

June 5, 2025 Note Purchase Agreement and June 9, 2025 Note Purchase Agreement

On June 5, 2025, Windtree Therapeutics, Inc. (the “Company”) entered into a note purchase agreement (the “June 5 Note Purchase Agreement”) with DFU, LLC (“DFU”), pursuant to which the Company issued DFU a Convertible Promissory Note (the “June 5 Convertible Note”) in the principal amount of $3,600,000 and a warrant to purchase common stock of the Company (the “June 5 Warrant”). The June 5 Convertible Note and June 5 Warrant were sold in reliance upon an exemption from the registration requirement of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof and/or Rule 506(b) of Regulation D promulgated thereunder. The Company received gross proceeds of $3,100,000 from the sale of the June 5 Convertible Note and June 5 Warrant (the “June 5 Note Financing”), before deducting offering expenses. The June 5 Note Purchase Agreement provides that all proceeds from the June 5 Note Financing will go towards retiring convertible notes and preferred stock of Titan Environmental Services, Inc., a Nevada Corporation (“Titan”), which will be accomplished through the use of proceeds Titan will receive from the Company for purchase of the Standard Note, as defined below.

On June 9, 2025, the Company entered into note purchase agreements (the “June 9 Note Purchase Agreement”) with each of Keystone Capital Partners, LLC (“Keystone”), Seven Knots, LLC (“Seven Knots”), C/M Capital Master Fund LP (“C/M”) and WVP Emerging Manager Onshore Fund (“WVP”) (each a “June 9 Note Purchaser” and together the “June 9 Note Purchasers”), pursuant to which the Company issued each June 9 Note Purchaser a convertible promissory note (each a “June 9 Convertible Note” and together the “June 9 Convertible Notes”) and a warrant to purchase shares of the Company’s Common Stock (each a “June 9 Warrant” and together the “June 9 Warrants”). Keystone and Seven Knots each received a June 9 Convertible Note in the principal amount of $232,550. C/M received a June 9 Convertible Note in the principal amount of $116,280. WVP received a June 9 Convertible Note in the principal amount of $348,837. The June 9 Convertible Notes and June 9 Warrants were sold in reliance upon an exemption from the registration requirement of the Securities Act, pursuant to Section 4(a)(2) thereof and/or Rule 506(b) of Regulation D promulgated thereunder. The Company received $800,000 in funding from the sale of the June 9 Convertible Notes and June 9 Warrants (the “June 9 Note Financing”), before deducting offering expenses. The Company intends to use the proceeds from the June 9 Note Financing for operational expenses and to fund the Titan Bridge Loans, as defined below.

Subject to certain limitations under the June 5 and June 9 Note Purchase Agreements, while any portion of the June 5 and June 9 Convertible Notes is outstanding, the Company must inform DFU and the June 9 Note Purchasers of any proceeds received by the Company from the issuance of its securities. After receipt of this notice, DFU and the June 9 Note Purchasers will have ten trading days to require that the Company apply all proceeds received from the sale of its securities to repay any or all of the amount outstanding under the June 5 and June 9 Convertible Notes.

Additionally, the Company has agreed to register the offering and resale of the shares of the Company’s common stock, par value $0.001 (the “Common Stock”) underlying the June 5 and June 9 Convertible Notes and the June 5 and June 9 Warrants by filing a registration statement on Form S-1 with the United States Securities and Exchange Commission (the “SEC”) within 20 trading days from the execution of the June 5 Note Purchase Agreement and the June 9 Note Purchase Agreement.

The June 5 and June 9 Note Purchase Agreements contain certain covenants and customary representations and warranties of the Company and the parties, piggyback registration rights, restrictions on variable rate transactions, participation rights, indemnification obligations of the parties, termination provisions, and other obligations and rights of the parties.

June 5, 2025 Convertible Promissory Note and June 9, 2025 Convertible Promissory Note

DFU and the June 9 Note Purchasers may exercise their conversion rights under the June 5 and June 9 Convertible Notes at any time after the Issue Date, as defined therein, until all amounts owed under the June 5 and June 9 Convertible Notes have been satisfied. The June 5 Convertible Note will be a senior, unsecured obligation of the Company, with priority over all existing and future indebtedness; the June 9 Note Purchasers will not be entitled to any payments of principal or interest until the company has repaid all outstanding obligations under the June 5 Convertible Note. Interest for the June 5 Convertible Note and the June 9 Convertible Note will be payable in cash or, at the holder’s election beginning 6 months after issuance, by increasing the outstanding principal in the aggregate principal amount of the interest accrued for the applicable interest period. Interest will accrue at a rate of 14% per annum, provided, however, that for the first 6 months following the Issue Date, interest on the principal will accrue immediately and be guaranteed. The rate of interest will increase immediately in connection with any Event of Default, as defined therein, up to an interest rate of 24% and will compound daily until the Event of Default is cured or the outstanding principal and accrued but unpaid interest is paid in full. Interest will be payable quarterly in arrears commencing September 15, 2025. The June 5 Convertible Note may be prepaid in full or in part in accordance with the terms therein.

The holders may not exercise their conversion rights if the conversion would result in the holders (and their affiliates) beneficially owning in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the conversion, which percentage may be increased up to 9.99% at the holder’s election with 61 days prior written notice to the Company.

The number of shares of Common Stock to be issued upon each conversion is determined by dividing the Conversion Amount, as defined therein, by the applicable Conversion Price then in effect on the date specified in the notice of conversion. The Conversion Amount is the sum of the principal to be converted plus, at the holder’s election, any accrued and unpaid interest. The Conversion Price, subject to adjustment, is $0.587.

The June 5 Convertible Note will mature on June 5, 2026, or such earlier date as the June 5 Convertible Note is required or permitted to be repaid in accordance with its terms. The June 9 Convertible Note will mature on June 9, 2026, or such earlier date as the June 9 Convertible Note is required or permitted to be repaid in accordance with its terms.

June 5, 2025 Warrant and June 9, 2025 Warrant

In connection with the June 5 Note Financing, the Company issued DFU the June 5 Warrant to purchase an aggregate of $2,700,000 worth of shares of the Company’s Common Stock. The June 5 Warrant has an exercise price of $0.587 per share, subject to adjustment, is immediately exercisable and expires upon the earlier of (1) five years from the date of issuance or (2) when the June 5 Warrant is exercised in full. DFU will not have the right to exercise any portion of the June 5 Warrant if DFU (together with its affiliates) would beneficially own in excess of 4.99%, as such percentage ownership is determined in accordance with the terms of the June 5 Warrant, of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, which percentage be increased up to 9.99% at DFU’s election with 61 days prior written notice to the Company. The June 5 Warrant was sold in reliance upon an exemption from the registration requirement of the Securities Act, pursuant to Section 4(a)(2) thereof and/or Rule 506(b) of Regulation D promulgated thereunder.

In connection with the June 9 Note Financing, the Company issued the June 9 Note Purchasers the June 9 Warrants.

Keystone and Seven Knots each received a June 9 Warrant to purchase $150,000 worth of shares of the Company’s Common Stock. C/M received a June 9 Warrant to purchase $75,000 worth of shares of the Company’s Common Stock. WVP received a June 9 Warrant to purchase $225,000 worth of shares of the Company’s Common Stock.

The June 9 Warrant has an exercise price of $0.587 per share, subject to adjustment, is immediately exercisable and expires upon the earlier of (1) five years from the date of issuance or (2) when the June 9 Warrant is exercised in full. The holder will not have the right to exercise any portion of the June 9 Warrant if the June 9 Note Purchasers (together with its affiliates) would beneficially own in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, which percentage be increased up to 9.99% at the holder’s election with 61 days prior written notice to the Company. The June 9 Warrant was sold in reliance upon an exemption from the registration requirement of the Securities Act, pursuant to Section 4(a)(2) thereof and/or Rule 506(b) of Regulation D promulgated thereunder.

June 5, 2025 Senior Note

On June 5, 2025, the Company issued a senior note to Standard Waste Services, LLC (“Standard”) in the principal amount of $6,617,857 (the “Standard Note”), with an original issuance discount of $1,985,357. The Standard Note matures on the earlier of (i) January 15, 2026 and (ii) the initial time of the Company’s consummation of the acquisition of all of the issued and outstanding equity of Titan. The Standard Note does not accrue interest. If an Event of Default occurs, as defined in the Standard Note, then Standard may (i) declare all outstanding principal and other sums payable to be immediately due and payable and (ii) exercise any and all of its other rights under applicable law. The Company may prepay the Standard Note.

The foregoing descriptions are only summaries of the material terms thereof, do not purport to be complete and are qualified in their entirety by reference to the full text of the forms of the agreements, which are filed with this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03         Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 3.02         Unregistered Sales of Equity Securities.

The information contained above under Item 1.01, to the extent applicable, is hereby incorporated by reference into this Item 3.02. The June 5 Convertible Note, the June 9 Convertible Note, the June 5 Warrant and the June 9 Warrant, based in part upon the representations of each of the purchasers, were each sold in reliance upon an exemption from the registration requirement of the Securities Act, pursuant to Section 4(a)(2) thereof and/or Rule 506(b) of Regulation D promulgated thereunder. The June 5 Convertible Note, June 5 Warrant, June 9 Convertible Note and June 9 Warrant and the shares of Common Stock issuable thereunder, have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from the registration requirements. Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy Convertible Notes, Warrants, shares of Common Stock or other securities of the Company.

Item 7.01         Regulation FD Disclosure.

On June 10, 2025, the Company issued a press release announcing the Titan LOI, as defined below. A copy of the press release is attached as Exhibit 99.3 to this Current Report on Form 8-K and is incorporated herein by reference.

On June 11, 2025, the Company issued a press release announcing the June 7 LOI, as defined below. A copy of the press release is attached as Exhibit 99.4 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in this Item 7.01 (including Exhibits 99.3 and 99.4) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section and shall not be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01         Other Events.

Entry into Non-Binding Letter of Intent

On June 7, 2025, the Company entered into a non-binding letter of intent (the “June 7 LOI”) to explore a potential transaction whereby a purchaser (the “Varian Purchaser”) would (i) acquire VAR 101, all intellectual property, all knowhow and all pre-clinical data, (ii) acquire all other Varian assets owned by the Company, (iii) receive an option to acquire the cardiovascular assets of the Company and (iv) receive an option to acquire the contract to manufacture and supply Evofem with Phexxi (the “Potential Transaction”). The Company and the Varian Purchaser anticipate that the assets under (i) and (ii) above will be sold in exchange for $7 million of either cash or freely trading shares of the Varian Purchaser's stock, which consideration the Varian Purchaser will determine 7 days in advance of closing the Potential Transaction. The options under (iii) and (iv) above will be exchanged for $5 million of either cash or freely trading shares of the Varian Purchaser's stock, which consideration the Varian Purchaser will determine 7 days in advance of closing. Additionally, the Company anticipates the Varian Purchaser will pay certain milestone and royalty payments to the Company.

Titan Environmental Services, Inc. Letter of Intent

On June 6, 2025, the Company entered into a letter of intent (the “Titan LOI”) for the potential acquisition of Titan by the Company (the “Titan Acquisition”). The Titan LOI provides that the Company and Titan contemplate negotiating definitive documentation to effect the Titan Acquisition by way of a purchase of all the issued and outstanding securities of Titan. The Titan LOI grants the Company a 60-day exclusivity period (the “Titan Exclusivity Period”) during which Titan may not pursue any transaction as an alternative to the Titan Acquisition.

The proposed terms of the Titan Acquisition, pursuant to the Titan LOI include consideration of $35 million in the form of preferred stock of the Company. The Company will also purchase three notes, pursuant to the Titan LOI, in the principal amounts of $750,000, with respect to the first note, and $500,000 with respect to the second and third notes. The first note will be issued after the signing of the Titan LOI, the second on the 30th day following execution of the Titan LOI, and the third note will be issued on the 60th day following execution of the Titan LOI. The Titan LOI also proposes that Titan will select two members of the Company’s board of directors following the Titan Acquisition.

The Titan LOI expires at the end of the Exclusivity Period. Pursuant to the terms of a side letter agreement between the Company and Titan, in the event that Titan does not complete the Titan Acquisition pursuant to the Titan LOI, Titan will pay the Company a break-up fee of $8 million.

The foregoing descriptions of the June 7 LOI and the Titan LOI are not complete and are qualified in their entirety by reference to the full text of each filed as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

Default on Lease

On June 2, 2025, the Company received notice of default (the “Lease Default Notice”) with respect to its Office Lease Agreement dated May 26, 2004, as amended (the “Lease”), between the Company and PH Stone Manor LP, a Delaware limited partnership, as successor in interest to Stone Manor Corporate Center, L.P. (“Landlord”), which provides for the lease of the Company’s offices at 2600 Kelly Road, Warrington, PA.  According to the Lease Default Notice, in default for nonpayment for the months of March, April, and May 2025, and nonpayment of utilities for the months of January, February, March, April, and May 2025, with all such delinquent amounts totaling $159,800.65 (the “Delinquent Amounts”).  The Lease Default Notice provides that if the Company does not pay the Delinquent Amounts to the Landlord within five days of the Lease Default Notice, the Landlord reserves the right to pursue all rights and remedies outlined in the Lease, including without limitation, terminating the Lease and dispossessing the Company. The Company is in negotiations with the Landlord to cure all outstanding defaults under the Lease.

Default on Aubrey Purchase and Sale Agreement

On May 30, 2025, the Company received a notice of default (the “Aubrey Default Notice”) with respect to the Purchase and Sale Agreement dated June 28, 2024 (as amended and assigned, the “Aubrey Agreement”), between TBB Crescent Part Drive LLC (the “Aubrey Seller”) and the Company, as successor-in-interest to Way Maker Growth Fund, LLC, with respect to that certain property located at 11755 Southlake, Houston, Texas (“Aubrey Property”). The Aubrey Default Notice provides that because the Company did not close the Aubrey Agreement by May 30, 2025, the Company has defaulted on the Aubrey Agreement.  The Landlord reserved all rights and remedies under the Aubrey Agreement. If the Company fails to remedy the default, the Company may lose the $1.4 million it has paid towards the purchase of the Aubrey Property. The Company is in negotiations with the Aubrey Seller to cure all outstand defaults under the Aubrey Agreement.

Cautionary Language Concerning Forward-Looking Statements.

This Current Report on Form 8-K contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 with respect to the term sheets and other related matters. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. These forward-looking statements are based upon the Company’s and its management’s current expectations, assumptions, estimates, projections and beliefs. Such statements include, but are not limited to, statements regarding the term sheets and management’s beliefs regarding the benefits of pursuing the transactions in connection with the term sheets. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results or achievements to be materially different and adverse from those expressed in, or implied by, these forward-looking statements. Other risks relating to the Company’s business, including risks that could cause results to differ materially from those projected in the forward-looking statements in this Current Report, the Company’s latest Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and/or Current Reports on Form 8-K filings with the SEC, especially under the heading “Risk Factors.” The forward-looking statements in this Current Report speak only as of this date, and the Company disclaims any intent or obligation to revise or update publicly any forward-looking statement except as required by law.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

The following exhibits are being filed herewith:

Exhibit No.	Document
4.1	Form of Convertible Note issued to DFU, LLC on June 5, 2025

4.2	Form of Convertible Note issued on June 9, 2025

4.3	Form of Common Stock Purchase Warrant issued to DFU, LLC on June 5, 2025

4.4	Form of Common Stock Purchase Warrant issued on June 9, 2025

4.5	Form of Senior Note issued to Standard Waste Services, LLC on June 5, 2025

10.1	Form of Note Purchase Agreement date June 5, 2025

10.2	Form of Note Purchase Agreement date June 9, 2025

99.1	Non-binding Letter of Intent entered into on June 7, 2025

99.2	Letter of Intent entered into with Titan Environmental Services, Inc. on June 6, 2025

99.3	Press release dated June 10, 2025

99.4	Press release dated June 11, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Windtree Therapeutics, Inc.

By:	/s/ Jed Latkin
Name:	Jed Latkin
Title:	President and Chief Executive Officer

Date: June 11, 2025